UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2012

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Wilson Boulevard, Suite 400 Arlington, Virginia	22209-2307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 412-5960

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election and Compensation Arrangement of New Chief Financial Officer

On January 30, 2012, the Board of Directors (the “Board”) of Alliant Techsystems Inc. (“ATK”) elected Neal S. Cohen as Executive Vice President and Chief Financial Officer of ATK.  Mr. Cohen is expected to commence employment with ATK on February 13, 2012.  Mr. Cohen will succeed Thomas G. Sexton, who has been serving as Interim Chief Financial Officer.

Mr. Cohen, 51, was President and Chief Operating Officer of Laureate Education Inc., a global provider of private, post-secondary education, from 2008 to 2011.  Before that, he was an executive officer of Northwest Airlines, Inc., serving as Executive Vice President, Strategy and International and also as Chief Executive Officer Regional Operations from 2007 to 2008, and as Executive Vice President and Chief Financial Officer from 2005 to 2007.  From 2002 to 2004, Mr. Cohen was Executive Vice President and Chief Financial Officer of U.S. Airways.

A copy of the press release announcing Mr. Cohen’s election is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On January 30, 2012, the Board’s Personnel and Compensation Committee approved Mr. Cohen’s compensation, effective as of his first day of employment.  As Executive Vice President and Chief Financial Officer, Mr. Cohen will receive an annual base salary of $600,000 and will be eligible to receive annual incentive compensation with a target amount of 80% of his base salary and a maximum amount of 160% of his base salary.

For ATK’s fiscal year 2013-2015 performance period, he will also have an opportunity to receive long-term incentive compensation with a target value expected to be approximately $1,000,000 and a maximum value expected to be approximately $2,000,000.  The payment of this long-term incentive compensation award is contingent upon his continued employment as Chief Financial Officer of ATK and is subject to the achievement of long-term performance goals.

Furthermore, in order to provide additional compensation to Mr. Cohen for the lack of a long-term incentive compensation payout opportunity in each of ATK’s fiscal years 2013 and 2014, and as an inducement to Mr. Cohen to commence employment with ATK, he will receive the following:

•                 An increase his ATK fiscal year 2013-2015 long-term incentive award by $500,000 at target and by up to $1,000,000 at maximum.  The payment of this award is contingent upon Mr. Cohen’s continued employment as Chief Financial Officer of ATK at the end of the three-year performance period and is subject to achievement of the performance goals.

•                 The grant of a restricted stock award upon his commencement of employment with ATK valued at $500,000 that will vest in three equal annual installments, contingent upon his continued employment as Chief Financial Officer of ATK.  The form of Restricted Stock Award Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

•                 An increase in his ATK fiscal year 2014-2016 long-term incentive award equal to two times the target amount, contingent upon his continued employment as Chief Financial Officer of ATK and subject to achievement of the performance goals.  The target amount will be determined based on market data and approved by the Personnel and Compensation Committee.

Mr. Cohen will also be eligible to receive perquisites consistent with those that are provided by ATK at the level of his position with the company, as well as other benefits provided to employees of ATK in general.

In addition, Mr. Cohen is eligible for relocation benefits under ATK’s relocation policy, including temporary living and travel expenses, the cost of shipment of household goods and vehicle, and reasonable closing costs for the purchase of a residence.  These relocation benefits are subject to a two-year repayment agreement, with 100% reimbursement to ATK if Mr. Cohen leaves employment within the first year of employment with ATK and pro-rated reimbursement to ATK over the next 12 months during the second year of employment if he leaves employment with ATK.

Amendment of Alliant Techsystems Inc. Defined Contribution Supplemental Executive Retirement Plan

On January 30, 2012, the Board’s Personnel and Compensation Committee approved changes to the Alliant Techsystems Inc. Defined Contribution Supplemental Executive Retirement Plan (the “Plan”).  The Plan was amended to align the vesting provisions with those of the Alliant Techsystems Inc. 401(k) Plan.

This description is qualified in its entirety by reference to the full text of the Plan amendment, which is attached to this report as Exhibit 10.2 and is hereby incorporated by reference.

Revision to Executive Long-Term Disability Coverage

On January 30, 2012, the Board’s Personnel and Compensation Committee approved an increase in the supplemental long-term disability benefit for ATK’s executive officers from a maximum of $7,500 to $10,000, in addition to the standard coverage, which remains at $10,000 per month.  The change was made in order to align the benefit with market practices.

Item 8.01.  Other Events.

On January 30, 2012, the Board approved the realignment of ATK’s business structure into three groups, effective at the beginning of ATK’s fiscal year 2013, to more efficiently allocate ATK’s resources and more effectively make ATK’s organization consistent with its business needs.  As a result of the realignment, ATK’s groups will be designated as follows:

•                 ATK’s current Armament Systems and Missile Products groups will be combined into a single group designated as the Defense Group.  Michael A. Kahn, Senior Vice President and President Missile Products, will lead the Defense Group.

•                 ATK’s current Aerospace Systems group will be designated as the Aerospace Group.  Blake E. Larson, Senior Vice President and President Aerospace Systems, will lead the Aerospace Group.

•                 ATK’s current Security and Sporting group will be designated as the Sporting Group.  Ronald P. Johnson, Senior Vice President and President Security and Sporting, will lead the Sporting Group.

A copy of the press release announcing this realignment is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)                                Exhibits.

Exhibit No.	Description
10.1	Form of Restricted Stock Award Agreement under the Alliant Techsystems Inc. 2005 Stock Incentive Plan.
10.2	Amendment No. 2 to the Alliant Techsystems Inc. Defined Contribution Supplemental Executive Retirement Plan effective January 1, 2012.
99.1	Press release issued by ATK on February 2, 2012 regarding election of Executive Vice President and Chief Financial Officer.
99.2	Press release issued by ATK on February 2, 2012 regarding realignment of ATK’s business structure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

Date: February 2, 2012	By:	/s/ KEITH D. ROSS
Keith D. Ross Senior Vice President, General Counsel and Secretary